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DY - Q4 2004 Dycom Industries Earnings Conference Call
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                                [GRAPHIC OMITTED]

Conference Call Transcript

DY - Q4 2004 Dycom Industries Earnings Conference Call

Event Date/Time: Aug. 31. 2004 / 9:00AM ET
Event Duration: N/A


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DY - Q4 2004 Dycom Industries Earnings Conference Call
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CORPORATE PARTICIPANTS
Steven Nielsen
Dycom Industries, Inc. - President, CEO

Mike Miller
Dycom Industries, Inc. - General Counsel

Dick Dunn
Dycom Industries, Inc. - SVP, CFO



CONFERENCE CALL PARTICIPANTS
Alan Mitrani
Copper Beech Capital - Analyst

Celeste Laurenzano
Merrill Lynch - Analyst

Alex Rygiel
Friedman, Billings, Ramsey - Analyst




PRESENTATION



-------------------------------------------------------------------------------
Operator


Ladies and gentlemen, thank you for standing by. Welcome to the Dycom earnings conference call. At this time, all participants are in a listen-only mode. Later, we will conduct a question-and-answer session, with instructions given at that time. (OPERATOR INSTRUCTIONS) As a reminder, our conference is being recorded this morning. I would now like to turn the conference over to our host, President and CEO, Mr. Steven Nielsen.


--------------------------------------------------------------------------------
Steven Nielsen  - Dycom Industries, Inc. - President, CEO


Thank you, Dave. Good morning, everyone. I would like to thank you for attending our fourth-quarter fiscal 2004 Dycom earnings conference call. With me we have in attendance Richard Dunn, our Chief Financial Officer, and Mike Miller, our General Counsel. Now I will turn the call over to Mike Miller.


--------------------------------------------------------------------------------
Mike Miller  - Dycom Industries, Inc. - General Counsel


Thanks, Steve. Statements made in the course of this conference call that state the Company's or management's intentions, hopes, beliefs, expectations, or predictions of the future are forward-looking statements. It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements.

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings, including, but not limited to, the Company's report on Form 10-K for the year ending July 26, 2003, the Company's quarterly report on Form 10-Q for the quarter ended October 25, 2003, the Company's quarterly report on Form 10-Q for the quarter ended January 24, 2004, and the Company's quarterly report on Form 10-Q for the quarter ended April 24, 2004.

Additionally, during this call there will be references to certain non-GAAP financial information. This information has been reconciled to GAAP in the Company's press release of yesterday and has been posted on the Company's website under the heading "Corporate" and the subheading "Corporate News."


--------------------------------------------------------------------------------
Steven Nielsen  - Dycom Industries, Inc. - President, CEO


Thanks, Mike. Yesterday, we issued a press release announcing our fourth-quarter 2004 earnings. Please note that the year and quarter ending July 31, 2004 contained 53 and 14 weeks, respectively, compared to 52 and 13 weeks for the prior year's


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DY - Q4 2004 Dycom Industries Earnings Conference Call
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periods. All call participants should consider these differences when making sequential or year-over-year comparisons of the reported results.

For the quarter ended July 31, 2004, total contract revenues were 260.8 million versus 182.9 million in the year-ago period, an increase of 43 percent. Net income was 17.1 million versus 11.4 million, an increase of 50 percent, while fully diluted earnings per share was 35 cents versus 24 cents, an increase of 46 percent. Backlog at the end of the fourth quarter was 1.243 billion versus 1.285 billion at the end of the third quarter, a sequential decrease of 42 million. Of this backlog, approximately 684.9 million is expected to be completed in the next 12 months.

Our fourth-quarter results continued to demonstrate the fundamental health of our business. Overall growth remained strong, internal growth for the quarter was 13.1 percent, and our forecasted first-quarter revenue indicates continued year-over-year moderate organic growth. While gross margin declined slightly from the year-ago quarter, G&A decreased 92 basis points and depreciation and amortization decreased 41 basis points. Both the G&A and depreciation and amortization percentages continue to be favorably impacted as relatively fixed costs were leveraged by increased quarterly revenue.

Overall, improved results were driven by tight cost controls, solid field productivity, good safety performance, and active claims management, and expected start-up performance from our new fiber-to-the-premise initiative. Liquidity remained ample, with over $40 million in net cash, increasing 3.9 million sequentially from the third quarter. Capital expenditures to support our growth totaled 16.1 million net of disposals. Days Sales Outstanding was 71 days, essentially unchanged from 72 days for the third quarter, while cash flow from operations totaled a solid 19.9 million.

During the quarter, we continued to experience the effects of a growing overall economy, major telephone company expenditures which grew substantially year-over-year, and continued robust spending by several cable customers. Revenue from Comcast was 61.6 million. Comcast was Dycom's largest customer for the quarter at 23.6 percent of revenue, down from 28 percent in the previous quarter. Additionally, revenue from Charter continued to increase year-over-year.

Organic revenue from BellSouth and Qwest increased compared to the year-ago quarter, and employee headcount increased during the quarter by 237 to 7,769 at the end of the quarter. And perhaps most significantly, we continued work begun during the third quarter for Verizon's fiber-to-the-premise buried plant initiative in two distinct locations, including Tampa, Florida.

Additionally, we started installations in three new locations and expect to commence work in two additional locations during our first quarter. We have currently mobilized over 1500 in-house and subcontractor personnel for this project and are adding resources daily. Sales through Verizon were 21.8 million during the quarter, up from 778,000 in the year-ago period. At over 8 percent of revenue, Verizon has now become a top five customer.

During the quarter we continued to book new work. For Charter, new build betterment contracts for St. Louis, Birmingham, and St. George, Utah; in our locating business, a new locating contract in Oregon for Sprint; and extensions with Qwest in Denver and BellSouth in Mobile, Alabama. Additionally for Qwest, a large fiber construction project in northern Arizona, and also an additional RUS-type fiber deployment contract for Farmers Telephone in South Carolina.

As Dycom grew this quarter, we demonstrated our continued stability and ability to positively respond to growth opportunities. First and foremost, we maintained solid customer relationships throughout our markets. Secondly, the strength of those relationships and the value we can generate for our customers has allowed us to be at the forefront of rapidly evolving industry opportunities.

We are encouraged by several recent public statements by two regional Bell operating companies indicating a growing and accelerating commitment to deploy fiber deeper into their networks. We see these announcements as evidence that a sustained cycle of dramatic increases in capital expenditures may be just commencing. In fact, we may very well be seeing the real beginning of the oft-foretold rewiring of the nation's telecommunications infrastructure in order to dramatically expand the provisioning of bandwidth and the delivery of new service offerings.

And finally, while growing, we have maintained tight margin discipline, solid cash flows and our superior financial strength. As the economy continues to expand and our industry possibly begins its own upsurge in growth, we believe Dycom's fundamental strength will continue to allow us to differentiate ourselves from our competitors in the eyes of our customers, employees, and suppliers. Over the last several quarters, we have repeatedly stated our belief that as profitable growth opportunities return to our industry we will be one of the first and the best-positioned firms in our industry to take advantage of them. We believe that this advantage relative to other industry participants continues to be more pronounced every day.

Having been prudently managed during our industry's downturn, we look forward to further potentially significant growth opportunities. After weighing all of the factors we have discussed today, we have updated our forecast as follows. For the first quarter of fiscal 2005, we anticipate earnings per share of 31 to 39 cents on revenues of 240 to 260 million. This outlook anticipates continued solid growth in the U.S. economy, normal seasonal weather, declining spending by Comcast as it substantially completes its AT&T Broadband upgrades, and a prudent



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DY - Q4 2004 Dycom Industries Earnings Conference Call
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assessment of revenues from our Verizon fiber-to-the-premise opportunity.

Looking beyond the first quarter, we anticipate earnings of 19 to 26 cents per share on revenues of 200 to 220 million for the second quarter of fiscal 2005. Our expectation for the second quarter is based upon the continued impact of those factors cited for the first quarter, with some increased relative emphasis on winter weather impacts. Both our Verizon buried FTTP installations and our locating operations are expected by their very natures to be somewhat more sensitive to normal winter seasonal patterns than the rest of our business. Given the increased portion of our business we expect during the second quarter from these two areas, we believe forecasting prudence is warranted.

At this point, I will turn the call over to Dick Dunn, our CFO.


--------------------------------------------------------------------------------
Dick Dunn  - Dycom Industries, Inc. - SVP, CFO


Thanks, Steve. Before I begin with my financial review, let me reiterate that the current year and quarter ending July 31, 2004 contained 53 and 14 weeks, respectively, compared to 52 and 13 weeks for the prior-year's period. All participants should consider these differences when making sequential or year-over-year comparisons of the reported results.

In addition, you should be aware that for purposes of this call, we have eliminated the following two items from our GAAP results for the current fiscal year ended July 31, 2004. First, in Q3 of fiscal year 2004, we reported an after-tax charge of 1.4 million related to a reserve recorded in connection with an ongoing federal employment tax audit relating to years prior to fiscal year 2003. Second, the results for Q2 of the current fiscal year include an after-tax gain on the sale of certain long-term receivables of 6.8 million. Unless otherwise noted, my discussion will eliminate the impact of these items. A reconciliation of these amounts to our GAAP net income has been provided as a table to yesterday's press release, which is available on our website under the heading "Corporate" and the sub-heading "Corporate News."

With that in mind, I will begin my overview of our quarterly financial performance starting with the income statement. Contract revenues for the current quarter were 260.8 million, up 42.6 percent from last year's Q4 of 182.9 million. Excluding revenues attributable to subsidiaries not owned during Q4 of fiscal year 2003, revenues for the current quarter would have been 206.8 million, an increase of 13.1 percent.

Total revenues for the year ended July 31 increased 41.2 percent to 872.7 million versus 2003's revenue of 618.2 million. Excluding revenues attributable to subsidiaries not owned during fiscal year 2003, revenues for the year would have been 749.0 million, an increase of 21.2 percent.

For the quarter, the top five customers accounted for 62.7 percent of total revenues versus 71.8 percent for the prior year's fourth quarter. For the year ended July 31, sales to the top five customers as a percent of total was 63.7 percent versus 63.9 percent for the prior year. The top five customers and their respective percentages of revenue for Q4 fiscal year 2004 and 2003 are as follows, beginning with Q4 of '04. Comcast was 23.6 percent; BellSouth came in at 15.6 percent; Sprint at 8.6 percent; Verizon, 8.4 percent; and Qwest, 6.5 percent. Turning to Q4 fiscal year '03, Comcast was 38.1 percent; Sprint was
11.6 percent; BellSouth, 10.9 percent; Adelphia, 5.7 percent; and Qwest, 5.5 percent.

Net income for the fourth quarter was 17.1 million versus 11.4 million at fiscal year '03, representing an increase of 50 percent. Net income for the year ended July 31 was 58.6 million. Excluding the two items mentioned in my opening remarks, net income was 53.2 million, an increase of 210.1 percent from last year's 17.1 million. Fully-diluted earnings for the quarter were $0.35 per share versus $0.24 per share for fiscal year '03, an increase of 46%. Diluted EPS for the year ended July 31, 2004 was $1.20. Excluding the two items mentioned in my opening remarks, diluted EPS for the year increased 202.8 percent to $1.09 per share versus last year's 36 cents per share.

Operating margins for the fourth quarter increased 20 basis points, coming in at
10.45 percent versus last year's 10.25 percent. This increase was due to a 92 basis point decrease in G&A cost, a 41 basis point decrease in depreciation and amortization, partially offset by 113 basis point increase in cost of earned revenues. Included in G&A for the quarter was a charge of 1.2 million associated with a judgment and its related expenses. This judgment resulted from a contract dispute which arose from Arguss Operations prior to our February '02 purchase of Arguss.

Operating margins for the year were 9.37 percent. Excluding the charge for payroll tax mentioned in my opening remarks, operating margins for the year increased 540 basis points, coming in at 9.63 percent versus last year's 4.23 percent. This increase was due to a 120 basis point decrease in cost of earned revenues, a 270 basis point decrease in general and administrative costs, and a 150 basis point decrease in depreciation and amortization.

Depreciation expense for the fourth quarter increased 1.8 million from the prior year. This increase was primarily due to the capital additions associated with the acquisitions of First South Utilities and UtiliQuest, partially offset by the runout of depreciation associated with fiscal year '99 capital additions and the sale of assets during the current fiscal year.

The effective tax rate for the quarter and year-end periods were 39.45 percent and 39.7 percent, respectively, versus 42.3 and 43.7 percent respectively for the prior year's period. These differences were attributable to the mix of income among our subs and the impact that had on our state tax rates.



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--------------------------------------------------------------------------------
DY - Q4 2004 Dycom Industries Earnings Conference Call
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Net interest for the quarter and year were 37,000 and expense of 189,000, respectively, versus 310,000 and 1.3 million of income for the prior-year periods. For the quarter, our cash flow from operating activities was 19.9 million. The primary components of this cash flow were net income of 17.1 million, depreciation and amortization of 11.6 million, offset by increases in working capital of approximately 8.8 million.

Investing and financing activities for the quarter used 17.1 million. This use of cash consisted of capital expenditures of 17.1 million and principal payments on notes of 1.5 million, partially offset by proceeds from the sale of assets of 1 million and proceeds from the exercise of employee stock options of 1 million. Cash and cash equivalents at the end of the quarter were 51.4 million, up 2.8 million from the prior quarter.

During the quarter, net receivables increased from 127.4 million to 131.9 million, but DSO declined 3.2 days to 49.6 versus 52.8 at the end of the third quarter. Net unbilled revenue balances increased in the quarter from 47.3 million to 58.2 million, resulting in a DSO of 21.8 days, an increase of 2.7 days from Q3's figure of 19.1 days. On a cumulative basis, the combined DSO for our trade receivables and unbilled revenues decreased from 71.9 days to 71.4 days, a decrease of 0.5 days.

At July 31, the accrual for our self-insured casualty program decreased to 44.7 million from 48.5 million at the end of the third quarter. During the fourth quarter of fiscal '04, current quarter revenues from multi-year master service agreements represented 55.7 percent of contract revenues versus 43.7 from Q4 of the prior year. Revenues from long-term contracts and multi-year master service agreements represented 88.1 percent of contract revenues versus 86.9 percent for Q4 of the prior fiscal year.


--------------------------------------------------------------------------------
Steven Nielsen  - Dycom Industries, Inc. - President, CEO


Thanks, Dick. Now, Dave, we will open the call for questions.





QUESTION AND ANSWER


--------------------------------------------------------------------------------
Operator


(OPERATOR INSTRUCTIONS) Alan Mitrani of Copper Beach Capital.


--------------------------------------------------------------------------------
Alan Mitrani  - Copper Beech Capital - Analyst


Dick, did I hear you right? Was there a charge this quarter buried in SG&A regarding to Arguss? Can you break that out with the pre-tax and after-tax issue -- the pre-tax and after-tax number?


--------------------------------------------------------------------------------
Dick Dunn  - Dycom Industries, Inc. - SVP, CFO


The pre-tax, Alan, was 1.2 million. It is included in the numbers we have given. The tax would be the same effective rate for the quarter.


--------------------------------------------------------------------------------
Alan Mitrani  - Copper Beech Capital - Analyst


That's roughly 2 cents a share that you took in SG&A expense.


--------------------------------------------------------------------------------
Dick Dunn  - Dycom Industries, Inc. - SVP, CFO


Well, it's a little less than that after-tax, Alan. I think it's probably --.


--------------------------------------------------------------------------------
Steven Nielsen  - Dycom Industries, Inc. - President, CEO


About 1.5, I would --


--------------------------------------------------------------------------------
Alan Mitrani  - Copper Beech Capital - Analyst


1.5, 1.8, right -- yes, I was rounding. So are you finished with that issue?


--------------------------------------------------------------------------------
Steven Nielsen  - Dycom Industries, Inc. - President, CEO


What happened, we had assumed the defense of a lawsuit as part of that transaction that we were advised to be highly confident that it would not result in any payment. And we had a jury trial and so far we did not prevail. Now, we have appeals underway, but at this point it can't get any worse.


--------------------------------------------------------------------------------
Alan Mitrani  - Copper Beech Capital - Analyst

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DY - Q4 2004 Dycom Industries Earnings Conference Call
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That's fine. So the issue is resolved, at least right now, against you. If somehow you appeal or do something later on, we could see some money back?


--------------------------------------------------------------------------------
Steven Nielsen  - Dycom Industries, Inc. - President, CEO


That is correct.


--------------------------------------------------------------------------------
Alan Mitrani  - Copper Beech Capital - Analyst


So with that said, just to move on, your CapEx was pretty high this quarter. How much of that was related to the ramp-up of Verizon?


--------------------------------------------------------------------------------
Steven Nielsen  - Dycom Industries, Inc. - President, CEO


There was a significant portion there, Alan. There were also just some scheduled replacements. We had strong acquisition years for capital equipment in '98/'99, and given the bonus depreciation that we have for tax purposes this calendar year, we just thought it was a good time to do it.


--------------------------------------------------------------------------------
Alan Mitrani  - Copper Beech Capital - Analyst


That's good. And do you have any sense of what CapEx could be this coming year?


--------------------------------------------------------------------------------
Steven Nielsen  - Dycom Industries, Inc. - President, CEO


We're thinking about from a budget standpoint at 35 to 40 million. It's clearly contingent upon the magnitude of the Verizon ramp-up, which we are continuing to buy assets for every day.


--------------------------------------------------------------------------------
Alan Mitrani  - Copper Beech Capital - Analyst


I will ask one more question and jump back in. Verizon tripled this quarter for you, and actually, Comcast didn't even decline, it seems. How much is in your backlog for Verizon for the next 12 months? In the past, you've talked about 100, 125 million. Can you give us a sense, is Verizon's ramp-up going to take away some of the pain of Comcast's decline?


--------------------------------------------------------------------------------
Steven Nielsen  - Dycom Industries, Inc. - President, CEO


We're not going to comment directly on the backlog, other than to say that it was up pretty significantly in the quarter as they continue to bring projects online and we get more visibility into their build. And our view, as we indicated in the comments, is that the potential magnitude of these fiber-to-the-prem or other fiber deeper deployments by the phone companies could be very significant in size.


--------------------------------------------------------------------------------
Alan Mitrani  - Copper Beech Capital - Analyst


Thanks. I will jump back in queue.


--------------------------------------------------------------------------------
Operator


Steven Fox with Merrill Lynch.


--------------------------------------------------------------------------------
Celeste Laurenzano  - Merrill Lynch - Analyst


Actually, this is Celeste Laurenzano for Steven Fox. Good morning. Quick question on the gross margin. If you can maybe talk about what puts and takes you saw during this quarter, some things that may have helped or hurt on that line.


--------------------------------------------------------------------------------
Steven Nielsen  - Dycom Industries, Inc. - President, CEO


I think what we saw, Celeste, in the quarter was that of the three months, June was a little wetter. And so when you looked at returns generally in the business in June, it was a little bit depressed from either May or July. And so I think that was a good portion of the difference. Clearly, we continue to ramp up essentially during the quarter to well over 1000 folks at Verizon. Certainly we had some expenses there to get that number of people in the field.


--------------------------------------------------------------------------------
Celeste Laurenzano  - Merrill Lynch - Analyst


Okay. And then looking at G&A, X the judgment, the 1.2 million, going forward on that 20 million, should we assume that that should creep up as more Verizon projects roll out?


--------------------------------------------------------------------------------
Steven Nielsen  - Dycom Industries, Inc. - President, CEO


As we grow the Company, hopefully G&A will grow, but at a slower rate. We do have an extra week, when you look at the absolute numbers, and we leave it to you to make that adjustment on a more normal basis. We did have a good quarter, so we had some bonus expense that is recorded as G&A. But we don't see anything about the new business coming on that would indicate that it had a higher percentage margin -- overhead profile than the business that we have now.


--------------------------------------------------------------------------------
Celeste Laurenzano  - Merrill Lynch - Analyst


Okay, thank you.


--------------------------------------------------------------------------------
Operator

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DY - Q4 2004 Dycom Industries Earnings Conference Call
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Alex Rygiel with Friedman, Billings.


--------------------------------------------------------------------------------
 Alex Rygiel  - Friedman, Billings, Ramsey - Analyst


Outstanding quarter and outstanding year again. With regards to backlog, historically your backlog is down 10, 15 percent sequentially from the April quarter to the July quarter. Your backlog for the next 12 months is actually up from April. Can you just address that and talk about how this year it is a little bit different than your historical seasonal patterns?


--------------------------------------------------------------------------------
Steven Nielsen  - Dycom Industries, Inc. - President, CEO


I think clearly there was the ramp-up of Verizon, and we're still taking the same prudent position we did on recording the out-year backlog, as we get more visibility there. But at this point, the vast majority of that backlog is recorded in the next 12 months, and so that offsets some of the normal seasonal pattern where this quarter is not a strong one for booking backlog, just because it's the summer.


--------------------------------------------------------------------------------
Alex Rygiel  - Friedman, Billings, Ramsey - Analyst


Some more clarity on Verizon -- you mentioned you have 1500 crew members or subcontractors working on that. It sounds like it's about 20 percent of your work force. Does that mean that in the fiscal first quarter of '05, 20 percent of your revenues are going to be coming from Verizon?


--------------------------------------------------------------------------------
Steven Nielsen  - Dycom Industries, Inc. - President, CEO


No, I don't think that's exactly the right way to look at it, because we are able to use a larger percentage of subcontractors in that 1500 than we have in the rest of our business, as we have talked about before. For example, our locating business is all performed in-house, which remains unaffected by that mix shift. So we feel comfortable that we're going to continue to grow the people deployed there, but I don't think that it would necessarily get to that level as quickly as you had indicated.


--------------------------------------------------------------------------------
Alex Rygiel  - Friedman, Billings, Ramsey - Analyst


Does that 1500 tie perfectly to the five markets that you are currently active in?


--------------------------------------------------------------------------------
Steven Nielsen  - Dycom Industries, Inc. - President, CEO


Yes, absolutely. That's where we are.


--------------------------------------------------------------------------------
Alex Rygiel  - Friedman, Billings, Ramsey - Analyst


And with regards to the other two markets that you have mentioned in the past, are those two markets included in your backlog?


--------------------------------------------------------------------------------
Steven Nielsen  - Dycom Industries, Inc. - President, CEO


Absolutely, they're all included. Estimates that we have for the backlog include all the markets where we have visibility.


--------------------------------------------------------------------------------
Alex Rygiel  - Friedman, Billings, Ramsey - Analyst


And have you included any other markets over and above the seven in your backlog with regards to Verizon at this point in time?


--------------------------------------------------------------------------------
Steven Nielsen  - Dycom Industries, Inc. - President, CEO


No, there has been no change.


--------------------------------------------------------------------------------
Alex Rygiel  - Friedman, Billings, Ramsey - Analyst


Okay. When you think about Verizon, Verizon was out there last week talking at a conference, suggesting that maybe they would consider accelerating their fiber-to-the-premise deployment activities in 2005, maybe such that they passed 4 million homes rather than 2 million homes. When you think about your backlog, can you kind of help us to understand what plan your backlog is relative to their thinking?


--------------------------------------------------------------------------------
Steven Nielsen  - Dycom Industries, Inc. - President, CEO


We are taking a conservative view that the public statements that I have seen, Alex, indicate that they're thinking strategically about a bigger build and accelerating the number of homes passed next year. But I still think -- at least the comment that I read said "could." And until "could" becomes a little bit more definite, we are not altering our view on the backlog.

That being said, the bias that we have based on their public statements, that you can read as well as we can, indicates that they are thinking about bigger rather than smaller and quicker rather than slower.


--------------------------------------------------------------------------------
Alex Rygiel  - Friedman, Billings, Ramsey - Analyst


One last question. You referenced fiber-to-the-premise and then you suggested fiber deeper to networks by some of your telco customers. BellSouth's revenues on a sequential basis were up again pretty substantially, back to a pretty high level that we saw a few years back. Is that what you're suggesting with regards to that comment about fiber going deeper into the RBOCs' networks? And the follow-on was that can you discuss SBC and whether or not


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DY - Q4 2004 Dycom Industries Earnings Conference Call
--------------------------------------------------------------------------------


you're seeing any new incremental activity or bidding activity coming out of SBC with regards to their fiber-to-the-neighborhood strategy?


--------------------------------------------------------------------------------
Steven Nielsen  - Dycom Industries, Inc. - President, CEO


With regards to BellSouth, the pace of activity there is just picking up generally. While they have publicly stated that they are considering various ways to expand the capacity of the network for residential broadband, we are not seeing at this point anything other than just a normal return to spending patterns, the way we have seen them prior to the last downturn. Clearly, SBC in June talked about pushing fiber to the neighborhood or fiber to the node. At this point, we have not seen any significant activity come out of that, although we're certainly monitoring that situation and paying attention.


--------------------------------------------------------------------------------
Alex Rygiel  - Friedman, Billings, Ramsey - Analyst


Thank you.


--------------------------------------------------------------------------------
Operator


Alan Mitrani.


--------------------------------------------------------------------------------
Alan Mitrani  - Copper Beech Capital - Analyst


Thanks. Dick can you run through some of the customers for us? Can you just give us the break down from telco, electric utility, and underground utility line locating?


--------------------------------------------------------------------------------
Dick Dunn  - Dycom Industries, Inc. - SVP, CFO


Yes. During this quarter, Alan, telco was 39.6 percent versus 33.8. Cable TV was 34 versus 53. Underground locating was 23 versus 9. And all other was 3.4 versus 4.2.


--------------------------------------------------------------------------------
Alan Mitrani  - Copper Beech Capital - Analyst


Great. And could you give us a couple of the other customers that you normally give us -- Directv -- some of the round up of the top 10 -- Directv, Charter, Adelphia, and Alltel?


--------------------------------------------------------------------------------
Dick Dunn  - Dycom Industries, Inc. - SVP, CFO


Directv was about 8.8 million. Charter was about 9.1. And Adelphia was about
9.4.


--------------------------------------------------------------------------------
Alan Mitrani  - Copper Beech Capital - Analyst


And Alltel?


--------------------------------------------------------------------------------
Dick Dunn  - Dycom Industries, Inc. - SVP, CFO


They're at 6.9.


--------------------------------------------------------------------------------
Alan Mitrani  - Copper Beech Capital - Analyst


And Adelphia is up for being sold. We know they have not -- it's typical when a company could get sold or in the process may underspend their capital. Are you seeing anything out of Adelphia right now that indicates they are a bit on hold with some of their capital spending plans, and then maybe can pick it up once they figure out who is going to own them in a year?


--------------------------------------------------------------------------------
Steven Nielsen  - Dycom Industries, Inc. - President, CEO


I don't know if it would be fair to say that they are underspending, Alan. I just think when you're in the stage of corporate life that they are in, that they are taking a prudent view as to what capital dollars they should spend. Because in the event -- which they still have stated they would love to stay independent -- but in the event that they are sold to a different entity or multiple entities, they may have different views as to what kind of architecture they want to deploy. So you don't want to spend a bunch of money one way when perhaps somebody next year may spend it a different way.


--------------------------------------------------------------------------------
Alan Mitrani  - Copper Beech Capital - Analyst


That's fair. On depreciation, now that you just spent 17 million this quarter, which is like half of the past year's depreciation, I know last quarter there was some amount of money, I think, that was a one-timer, Dick, or was related to some equipment that had rolled off. This quarter, the depreciation seemed high. I know it was helped by the extra week to put the number higher, but what is a good rate to use for depreciation going forward?


--------------------------------------------------------------------------------
Dick Dunn  - Dycom Industries, Inc. - SVP, CFO


This current run rate is probably pretty good. Last quarter, it came down a bit because of the rolloff of some '99 additions. That rolloff happened in that quarter. So this run rate, at least for the next four quarters, I think, with the exception of how we end up with the CapEx spend, is a reasonable level base to start from, I guess.


--------------------------------------------------------------------------------
Alan Mitrani  - Copper Beech Capital - Analyst


Adjusted for the 14th week, so more like 10.8?


--------------------------------------------------------------------------------
Steven Nielsen  - Dycom Industries, Inc. - President, CEO


--------------------------------------------------------------------------------
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                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
DY - Q4 2004 Dycom Industries Earnings Conference Call
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What we are saying is that the net additions versus the rolloff of the '99 nets to about a 14th week.


--------------------------------------------------------------------------------
Dick Dunn  - Dycom Industries, Inc. - SVP, CFO


Alan, the depreciation is on a monthly basis; it's not done on a weekly basis.


--------------------------------------------------------------------------------
Alan Mitrani  - Copper Beech Capital - Analyst


Got it. Also, if I adjust your SG&A for the extra week and as well as the charge, if I pull it out, I get roughly 18.5 million, which tells me for the last couple years you have had almost no increase in SG&A, while revenues have been up about 60 percent. I know you feel you don't need to pick up SG&A that much unless you are going to get a lot of leverage. Is that still true for the next 1.5 years?


--------------------------------------------------------------------------------
Steven Nielsen  - Dycom Industries, Inc. - President, CEO


I think it depends on the growth rate. We would love to add some SG&A if we can continue to grow, and we see some opportunities that may let us, then that may go up some. But I think what we're seeing is the dividends of the way we managed through the recession, that we maintained the core management group that is absolutely crucial to us making money every day. And we are all working hard, but we still have good capacity for growth.


--------------------------------------------------------------------------------
Alan Mitrani  - Copper Beech Capital - Analyst


Okay. And just to understand, which markets exactly, which states are you working in with Verizon? You referenced Tampa, which is Florida. I assume you probably didn't get that much work done, given what the weather was this past quarter, but can you tell us what states typically you're working on with Verizon?


--------------------------------------------------------------------------------
Steven Nielsen  - Dycom Industries, Inc. - President, CEO


Alan, we are in a position where we have a nondisclosure and confidentiality agreement with Verizon which allows us to talk about markets that they publicly disclosed, but does not allow us to talk about anything else until they disclose it. So they are on the record as being in process in Tampa, and so we can confirm that. But we just can't get ahead of the customer on any other disclosure.


--------------------------------------------------------------------------------
Alan Mitrani  - Copper Beech Capital - Analyst


And could you remind us how much of your Comcast work is typically maintenance work?


--------------------------------------------------------------------------------
Steven Nielsen  - Dycom Industries, Inc. - President, CEO


We have set an expectation over the last several quarters of 15 to $20 million of business that we can see going out three or four quarters, and we're still comfortable with that.


--------------------------------------------------------------------------------
Alan Mitrani  - Copper Beech Capital - Analyst


Are you finished with the upgrades or are you still working on some markets on upgrades?


--------------------------------------------------------------------------------
Steven Nielsen  - Dycom Industries, Inc. - President, CEO


There are a few markets that are, on a limited basis, that are still continuing. And clearly, there was more of that activity in May and June than there is now, which is reflected in our guidance.


--------------------------------------------------------------------------------
Alan Mitrani  - Copper Beech Capital - Analyst


Thank you.


--------------------------------------------------------------------------------
Operator


(OPERATOR INSTRUCTIONS) We will return to the line of Alan Mitrani.


--------------------------------------------------------------------------------
Alan Mitrani  - Copper Beech Capital - Analyst


Guess I'm the inquisitive guy today. SBC a few months ago put out a release where they talked about looking at equipment vendors for FTTP. I know Alex's previous question referenced FTTP, but can you talk about whether you think there will be a construction RFP out in the next few months? It seems like SBC is about six months behind Verizon and BellSouth is a few months behind them. What is your view on that and where do you see that playing out and are you positioned to pick up work in the next 12 months from other vendors?


--------------------------------------------------------------------------------
Steven Nielsen  - Dycom Industries, Inc. - President, CEO


I don't know that I am in a position to say who's behind who. All I can say is that SBC has indicated that they see, with their fiber-to-the-prem for greenfield and fiber-to-the-node for overbuilds, that they see an incremental spending of 4 to $6 billion over the next four or five years. I think they are still settling down exactly the equipment vendors and the architecture, and I think after that, you will see some more construction activity. Historically, we have not done a lot of work for SBC, but we certainly see them as a key prospect.


--------------------------------------------------------------------------------
Alan Mitrani  - Copper Beech Capital - Analyst


--------------------------------------------------------------------------------
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

                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
DY - Q4 2004 Dycom Industries Earnings Conference Call
--------------------------------------------------------------------------------


Lastly, just returning to the margins again, that Celeste asked on the gross margin side. Was that clear that you don't think any of the work you're doing for the next 12, 18, 24 months has any different margin profile than the work you have done in the last 12-plus months?


--------------------------------------------------------------------------------
Steven Nielsen  - Dycom Industries, Inc. - President, CEO


No, I think the issue, Alan, is where we are. If we look a year ago, we were about three quarters into the AT&T upgrades. We were busy across multiple markets and we had good margins, and we think when we get to the same stage with the current upturn in the business from Verizon that the margin profiles are going to be very similar.


--------------------------------------------------------------------------------
Alan Mitrani  - Copper Beech Capital - Analyst


So it is just a question of building wire centers and putting in conduit -- being able to have all your men deployed on the job?


--------------------------------------------------------------------------------
Steven Nielsen  - Dycom Industries, Inc. - President, CEO


I don't want to minimize the effort of our folks. When you go from 0 to 1500 people in four months, there is a lot of work there, and there is a lot of investment in overhead and job overhead and in systems and structures that you have to build in upfront. And while we're doing that, that may have some impact on margin, but it is all good money because we're going to get it back as the projects continue to build.


--------------------------------------------------------------------------------
Alan Mitrani  - Copper Beech Capital - Analyst


I would be remiss if I didn't ask about -- in Florida, I am watching TV and I'm seeing hurricanes coming towards Florida one after the other. Can you give us a sense as to how much weather impacted you see this quarter and where it is for this coming quarter?


--------------------------------------------------------------------------------
Steven Nielsen  - Dycom Industries, Inc. - President, CEO


We have had limited impacts in terms of any reduction in production. We did not have substantial ariel, substantial construction in the Fort Myers to Orlando area. We are picking up some storm restoration work, a minor amount on power and some also on the cable side, but not probably net not a significant number either way.


--------------------------------------------------------------------------------
Alan Mitrani  - Copper Beech Capital - Analyst


Okay. And then as well, acquisitions, can you talk about that? You have net cash again. You have paid down most of your debt. It looks like there's going to be more work the next 12 months and some of your competitors are still dislocated. What you seeing in that market? Do you expect to make acquisitions in the next 12 months?


--------------------------------------------------------------------------------
Steven Nielsen  - Dycom Industries, Inc. - President, CEO


We are always looking at the right acquisitions at the right time. We want to make sure that we remain focused on running our business, because we are rapidly picking up some business with the telcos. But at the same time, if there's a good opportunity out there, we maintain the balance sheet that will support acquisitions and we've done them before and we will most likely, at the right time and with the right companies, do them again.


--------------------------------------------------------------------------------
Alan Mitrani  - Copper Beech Capital - Analyst


Lastly, one of your competitors is having problems in Florida. Are you seeing any employee -- more resumes towards you? Are you picking up any workers or picking up any work from competitor dislocation?


--------------------------------------------------------------------------------
Steven Nielsen  - Dycom Industries, Inc. - President, CEO

We are just not in a position to comment about competitors with any specific details, other than to say that we feel comfortable that the way we have run the business that we will be able to attract the talent that we need to continue it growing.


--------------------------------------------------------------------------------
Alan Mitrani  - Copper Beech Capital - Analyst


Thanks a lot.


--------------------------------------------------------------------------------
Operator


Thank you very much. Alex Rygiel.


--------------------------------------------------------------------------------
Alex Rygiel  - Friedman, Billings, Ramsey - Analyst


Thank you. Steve, with regards to the five Verizon markets that you're in right now, can you help us understand the three most recent ones that you've started, when did you start them in the quarter? Was it front-end loaded or back-end loaded?


--------------------------------------------------------------------------------
Steven Nielsen  - Dycom Industries, Inc. - President, CEO


It was more loaded to the back end.


--------------------------------------------------------------------------------
Alex Rygiel  - Friedman, Billings, Ramsey - Analyst


And are all Verizon markets created equal?



--------------------------------------------------------------------------------
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(c) 2004 2002 Thomson Financial.  Republished with permission.  No part of this
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the prior written consent of Thomson Financial.

                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
DY - Q4 2004 Dycom Industries Earnings Conference Call
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Steven Nielsen  - Dycom Industries, Inc. - President, CEO


Once again, it is not for us to get ahead of our customer. They have a lot of access lines in a lot of different places.


--------------------------------------------------------------------------------
Alex Rygiel  - Friedman, Billings, Ramsey - Analyst


Thank you.


--------------------------------------------------------------------------------
Operator


Mr. Nielsen, we have no one else queued up for questions at this time.


--------------------------------------------------------------------------------
Steven Nielsen  - Dycom Industries, Inc. - President, CEO


Okay, Dave. We thank everyone for their interest and participation and we will talk to you on our next quarter's conference call towards the end of November. Thank you.


--------------------------------------------------------------------------------
Operator


Ladies and gentlemen, that concludes our conference for today. Thank you for your participation and for using AT&T Executive Teleconference. And you may now disconnect.



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